UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PLY GEM HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-0645710
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

5020 Weston Parkway, Suite 400 Cary, North Carolina	27513
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-167193

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are shares of common stock, par value $0.01 per share, of Ply Gem Holdings, Inc. (the “Registrant”). The information required by this Item 1 is incorporated by reference to the information set forth under “Description of capital stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-167193) under the Securities Act of 1933, as amended, initially filed with the Securities and Exchange Commission on May 28, 2010 (as amended from time to time, the “Registration Statement”). Such information also will appear in the Registrant’s prospectus that forms a part of the Registration Statement, and such prospectus is incorporated herein by reference.

Item 2. Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 16, 2013

PLY GEM HOLDINGS, INC.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President and Chief Financial Officer